UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SEAWORLD ENTERTAINMENT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SUPPLEMENT TO

NOTICE OF THE 2019 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

DATED MAY 6, 2019

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 12, 2019

This Supplement provides updated information with respect to the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of SeaWorld Entertainment, Inc. (the “Company”) to be held on Wednesday, June 12, 2019 at 11:00 a.m., Eastern Daylight Time.

This Supplement, which describes a recent change in the proposed nominees for election to the Board of Directors of the Company (the “Board”), should be read in conjunction with the Company’s Notice of the 2019 Annual Meeting of Stockholders and Definitive Proxy Statement (the “Notice and Proxy Statement”) first distributed to stockholders on April 26, 2019.

Withdrawal of Nominee for Election as Director

In a Schedule 13D filed on May 8, 2017, Sun Wise (UK), Co., Ltd, a private limited company incorporated under the laws of England and Wales (“Sun Wise”), reported beneficial ownership of 19,452,063 shares (the “Pledged Shares”) of Common Stock of the Company, as well as its pledge of such shares related to certain loan obligations of Sun Wise.  Lord Central Opportunity V Limited, as security agent (the “Security Agent”) for PA Eminent Opportunity VI Limited (a controlled affiliate of PAG (f/k/a Pacific Alliance Group)) and China Huarong International Holdings Limited (together, the “Lenders”), has advised the Company that the Lenders have notified Sun Wise of a default under its loan obligations, the Lenders have foreclosed on the Pledged Shares and, accordingly, the Pledged Shares have been transferred to the name of the Security Agent (the “Transfer”).

On May 3, 2019, in connection with the Transfer and in accordance with the Stockholders Agreement, dated March 24, 2017 (the “Stockholders Agreement”), among the Company, Sun Wise and Zhonghong Zhuoye Group Co., Ltd., the Board of the Company requested the resignation of Yongli Wang, a director designee of Sun Wise. Mr. Wang resigned from the Board on May 3, 2019.  Mr. Wang has served as a director of the Company since 2017.  The Board has asked Yoshi Maruyama to remain in his current role as Chairman of the Board, although Sun Wise’s board nomination rights under the Stockholders Agreement have terminated.  In connection with Mr. Wang’s resignation, and consistent with the Company’s by-laws, the Board has resolved to decrease the number of directors comprising the entire Board from nine (9) to eight (8) effective May 3, 2019, and the number of directors comprising the entire Board will further decrease to six (6) upon the expiration of Deborah M. Thomas’ and Donald C. Robinson’s current terms as further described in the Notice and Proxy Statement. Therefore, the nomination of Mr. Wang has been withdrawn, and no other nominee for election at the Annual Meeting will be named in his place.

Voting Matters

If you have already returned your proxy voting form or provided voting instructions, you do not need to take any action unless you wish to change your vote. Proxy voting forms already returned by stockholders will remain valid and will be voted at the Annual Meeting unless revoked. Shares represented by proxy voting forms returned before the Annual Meeting will be voted for the directors nominated by the Board as instructed on the form, except that votes will not be cast for Mr. Wang because he has resigned from the Board and is no longer standing for re-election. If you have not yet returned your proxy voting form or submitted your voting instructions, please complete the form or submit instructions, disregarding Mr. Wang’s name as a nominee for election as director.

None of the other agenda items presented in the Notice and Proxy Statement are affected by this Supplement, and shares represented by proxy voting forms returned before the Annual Meeting will be voted with respect to all other matters properly brought before the Annual Meeting as instructed on the form.

Information regarding how to vote your shares, or revoke your proxy or voting instructions, is available in the Proxy Statement.

May 6, 2019

By Order of the Board of Directors,

G. Anthony (Tony) Taylor Corporate Secretary